SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 18, 2010

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On February 18, 2010, Ingram Micro Inc. (“Ingram Micro”) issued a press release announcing its financial results for the fiscal quarter and year ended January 2, 2010.  A copy of the press release, together with the related financial schedules, are attached hereto as Exhibit 99.1, the text of which are incorporated by reference herein.  This press release, together with the related financial schedules, are not to be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing, or to form a part of Ingram Micro’s public disclosure in the United States or otherwise.

GAAP to Non-GAAP Reconciliation

The press release includes the following financial measures: “non-GAAP operating income”, “non-GAAP operating margin”, “non-GAAP operating expenses,” “non-GAAP income before income taxes”, “non-GAAP provision for income taxes”, “non-GAAP net income” and “non-GAAP net income per diluted share,” which are “non-GAAP financial measures” as defined in Regulation G of the Exchange Act.  Ingram Micro defines these adjusted financial measures as operating income, operating margin, operating expenses, net income, and net income per diluted share, as reported under generally accepted accounting principles (“GAAP”) less the estimated goodwill impairment charge and related deferred tax benefits discussed under “2008 Material Impairments” below.

Ingram Micro management uses these adjusted financial measures internally as primary indicators to conduct and measure its business and evaluate the performance of its consolidated operations and geographic operating segments.  Management believes these adjusted measures also provide useful information to investors because they provide a meaningful comparison to prior operating periods and may be more indicative of the level of future operating results.

These adjusted financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of Ingram Micro’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. These adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.

With respect to the adjusted financial measures discussed in the press release, Ingram Micro has provided, as an attachment to such press release, a reconciliation of the adjusted financial measures to the most directly comparable GAAP financial measures.

2008 Material Impairments

In the fourth quarter of 2008, Ingram Micro experienced a significant decline in the market value of its stock as a result of the depressed macroeconomic environment and volatility in the equity markets.  In connection with this downturn, Ingram Micro management performed impairment tests of the goodwill in each of the Company’s reporting units in accordance with the requirements of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”  Fair values of the reporting units and their underlying assets were determined by management with the assistance of an independent third-party valuation firm.  On February 17, 2009, management reviewed the results of these tests with the Audit Committee of the Board of Directors and concluded that the goodwill in each of its reporting units was fully impaired.  Accordingly, Ingram Micro recorded a non-cash goodwill impairment charge of $742.6 million and related deferred tax benefits of $82.9 million for the quarter ended January 3, 2009.  This noncash goodwill impairment charge did not adversely impact Ingram Micro’s normal business operations, liquidity or availability under its credit facilities.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 18, 2010 and related financial schedules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President, Secretary and General Counsel

Date:   February 18, 2010